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                                                                    EXHIBIT 23-5

                [S. A. HOLDITCH & ASSOCIATES, INC. LETTERHEAD]




January 7, 1998



MCN Energy Group, Inc.
500 Griswold
Detroit, Michigan 48226

RE:  MCN Energy Group Inc.
     Form S-3 Registration Statement

Ladies and Gentleman:

The firm of S.A. Holditch & Associates, Inc. consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 30, 1996, appearing in the Annual Report on Form 10-K of MCN Corporation (now known as MCN Energy Group Inc.) for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

This consent may be incorporated by reference into any registration statement of MCN Energy Group Inc. relating to the securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

Very Truly Yours,

S.A. HOLDITCH & ASSOCIATES, INC.


By   [SIG]
   ---------------------------------

   Its  Vice President
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